UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road
East Rutherford, New Jersey 07073
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 7, 2013, Tel Instrument Electronics Corp ((“Tel” or “Company”) received a letter from the Exchange Staff of the NYSE MKT LLC (the “Exchange”) indicating that the Company was not in compliance with certain continued listing standards of the Exchange.  Specifically, the Company was not in compliance with Section 1000(a)(i) in that it has sustained substantial losses in relation to either (i) its overall operations; (ii) its existing financial resources; (iii) or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether such issuer will be able to continue operations and/or meet its obligations as they mature.

Receipt of this letter does not have an immediate effect upon the listing of the Company’s common stock. Pursuant to Exchange rules, the Company’s stock will continue to be listed for trading, and on or before June 7, 2013, the Company will furnish the Exchange with a specific plan (the “Plan”) of how it will return to compliance on or before August 15, 2013. If the Exchange accepts the Plan, the Company will be able to continue its listing during the plan period, but will be subject to continued periodic review by the Exchange staff. If the Company does not make progress consistent with the Plan during the Plan period, the Exchange could initiate delisting proceedings.

The Company recently reported sharply reduced revenues and a significant loss for the nine months ended December 31, 2012 due mainly to the limited production for the CRAFT 708 program and delays in securing a production release for the TS-4530A program from the U.S. Army. The production delays for the CRAFT and TS-4530A programs have negatively impacted the Company’s cash flow.

The Company has resolved the issues on the CRAFT program, and has received U.S. Navy approval to commence shipment, and is now in the process of ramping up production. The Company has also started to receive additional orders from the Navy for additional CRAFT units. In February 2013, TIC received a $435,000 order for 16 CRAFT 719 units. TIC also expects additional orders from the Navy for CRAFT 708 units.

In February 2013, the TS-4530A test set completed testing conducted by the Department of Defense (DOD) AIMS Program Office on the TS-4530A Flight Line Test Set.  TIC has received official AIMS certification on the product and is working to finalize some logistics items which is needed to enter into full rate production. TIC did ship of $400,000 of limited rate initial production T-4530A units in April and is working with the Army to secure additional orders. The TS-4530A program is an essential program with almost $20,000,000 of booked production orders.

Accordingly, the Company believes it can provide the Exchange with a satisfactory Plan by June 7, 2013, to show that it will be able to return to compliance.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

99.1*	Press release dated May 13, 2013, “Tel-Instrument Electronics Corp Announces Receipt of NYSE MKT Non-Compliance Letter”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: May 13, 2013	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer